JOHN HANCOCK CAPITAL SERIES
                  John Hancock U.S. Global Leaders Growth Fund
                       Sub-Investment Management Contract
                             Dated February 16, 2004
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                           JOHN HANCOCK ADVISERS, LLC
                              101 Huntington Avenue
                           Boston, Massachusetts 02199

                           JOHN HANCOCK CAPITAL SERIES
                  John Hancock U.S. Global Leaders Growth Fund
                              101 Huntington Avenue
                           Boston, Massachusetts 02199

                         Sustainable Growth Advisers, LP
                     1285 Avenue of the Americas, 35th Floor
                               New York, NY 10019

                       Sub-Investment Management Contract



Ladies and Gentlemen:

     John Hancock Capital Series (the "Trust") has been organized as a business trust under the laws of The Commonwealth of Massachusetts to engage in the business of an investment company. The Trust's shares of beneficial interest may be classified into series, each series representing the entire undivided interest in a separate portfolio of assets. Series may be established or terminated from time to time by action of the Board of Trustees of the Trust. The Board of Trustees has established several series of the Trust, including John Hancock U.S. Global Leaders Growth Fund (the "Fund").

     The Trustees have selected John Hancock Advisers LLC (the "Adviser") to provide overall investment advice and management for the Fund, and to provide certain other services, under the terms and conditions provided in the Investment Management Contract, dated as of the date hereof, between the Trust, the Fund and the Adviser (the "Investment Management Contract").

     The Adviser and the Trustees have selected Sustainable Growth Advisers, LP (the "Sub-Adviser") to provide the Adviser and the Fund with the advice and services set forth below, and the Sub-Adviser is willing to provide such advice and services, subject to the review of the Trustees and overall supervision of the Adviser, under the terms and conditions set forth in this agreement (the "Agreement"). The Sub-Adviser hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Accordingly, the Trust, on behalf of the Fund, and the Adviser agree with the Sub-Adviser as follows:

     1. Investment Services. The Sub-Adviser will use its best efforts to provide to the Fund continuing and suitable investment advice with respect to investments, consistent with the
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investment policies, objectives and restrictions of the Fund as set forth in the
Fund's Prospectus and Statement of Additional Information. In the performance of the Sub-Adviser's duties hereunder, subject always to the Trust's and the Fund's organizational documents as amended from time to time and the limitations set forth in the Registration Statement of the Trust, on behalf of the Fund, as in effect from time to time under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), the Sub-Adviser will, have investment discretion with respect to the Fund. In performing the Sub-Adviser's obligations hereunder, the Sub-Adviser shall comply with the provisions of the Declaration of Trust and By-laws, all laws applicable to the Trust, the Fund or the Sub-Adviser's business, including, but not limited to, the 1940 Act, Advisers Act, the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the rules and regulations promulgated under such statutes and the investment objective, policies and restrictions of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund's then current Prospectus and Statement of Additional Information. The Sub-Adviser shall use its best efforts to cause the Fund to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. The Sub-Adviser shall also comply with such policies, guidelines, procedures and instructions as the Adviser or the Trustees may from time to time establish and deliver to the Sub-Adviser. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser's responsibility for the foregoing. No reference in this Agreement to the Sub-Adviser's discretionary authority over the Fund's investments shall in any way limit the right of the Adviser, in its sole discretion, to establish and revise policies in connection with the management of the Fund's assets or otherwise exercise its right to control the overall management of the Fund's assets.

     The Sub-Adviser will, at its own expense:

     a. furnish the Adviser and the Fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of the Fund as set forth in the Fund's Prospectus and Statement of Additional Information, with respect to the purchase, holding and disposition of portfolio securities;

     b. furnish the Adviser and the Fund with advice as to the manner in which voting rights, subscription rights, rights to consent to corporate action and any other rights pertaining to the Fund's assets shall be exercised, the Fund having the responsibility to exercise such voting and other rights;
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     c. furnish the Adviser and the Fund with research, economic and statistical data in connection with the Fund's investments and investment policies, which are consistent with the past practices of the Sub-Advisor with respect to the Fund regarding research, economics and statistical data;

     d. submit such reports relating to the valuation of the Fund's securities as the Trustees or the Fund's Valuation Committee may reasonably request and to monitor daily the value of all securities held by the Fund and in particular the value of any security that is priced at fair value in accordance with the Fund's valuation procedures and immediately report to the Adviser any change in such fair value;

     e. from time to time or at any time as reasonably requested by the Adviser or the Trustees, make reports to the Adviser or the Trust of the Sub-Adviser's performance of the foregoing services and the compliance by the Fund with applicable statutory and regulatory requirements relating to the management of the Fund's assets and the Fund's investment objectives, policies and restrictions and upon request, which may be without notice, to make the Sub-Adviser's records (relating to the services hereunder or otherwise), employees and premises available for compliance audits (relating to any applicable laws, rules regulations, procedures and/or policies) or interviews relating to all of any portion of SGA's advisory business, including its subadvisory relationship with JHA, by the Adviser or the Fund's accountants or counsel;

     f. subject to the supervision of the Adviser, maintain all books and records with respect to the Fund's securities transactions required by the 1940 Act, and preserve such records for the periods prescribed therefor by the 1940 Act (the Sub-Adviser agrees that such records are the property of the Trust and copies will be surrendered to the Trust promptly upon request therefor);

     g. cooperate with and provide reasonable assistance to the Adviser, the Fund, the Fund's custodian and foreign sub-custodians, the Fund's pricing agents and all other agents and representatives of the Fund and the Adviser, furnish such information with respect to the Fund as they may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations; and

     h. cooperate generally with the Fund and the Adviser to provide information reasonably requested by the Adviser which is necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission ("SEC"), including Form N-1A, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the Fund, filings with state "blue sky" authorities and with United States agencies responsible for tax matters, and other reports and filings of like nature.
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     2. Expenses Paid by the Sub-Adviser. The Sub-Adviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this Agreement, the expenses of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform the services specified in Section 1, and any other expenses incurred by it in connection with the performance of its duties hereunder.

     3. Expenses of the Fund Not Paid by the Sub-Adviser. The Sub-Adviser will not be required to pay any expenses of the Fund which this Agreement does not expressly make payable by the Sub-Adviser. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 2, the Sub-Adviser will not be required to pay under this Agreement:

     a. the compensation and expenses of Trustees and of independent advisers, independent contractors, consultants, managers and other agents employed by the Trust or the Fund other than through the Sub-Adviser;

     b. legal, accounting and auditing fees and expenses of the Trust or the Fund;

     c. the fees and disbursements of custodians and depositories of the Trust or the Fund's assets, transfer agents, disbursing agents, plan agents and registrars;

     d. taxes and governmental fees assessed against the Trust or the Fund's assets and payable by the Trust or the Fund;

     e. the cost of preparing and mailing dividends, distributions, reports, notices and proxy materials to shareholders of the Trust or the Fund, except that the Sub-Adviser shall bear the costs of providing the information referred to in Section 1(h) to the Adviser;

     f. brokers' commissions and underwriting fees; and

     g. the expense of periodic calculations of the net asset value of the shares of the Fund.

     4. Compensation of the Sub-Adviser. Subject to Sections 4(b) and (c), for all services to be rendered, facilities furnished and expenses paid or assumed by the Sub-Adviser as herein provided for the Fund, the Adviser will pay the Sub-Adviser monthly, in arrears, a fee equal on an annual basis to the following percentages of the gross management fee received by the Adviser from the Fund, which percentages are based on the Fund's average daily net assets: (a) 35% of the gross management fee received by the Adviser for average daily net assets less than $500 million; (b) 30% of the gross management fee received by the Adviser for average daily net assets equal to $500 million and less than $1 billion; (c) 25% of the gross management fee received by the Adviser for average daily net assets equal to $1 billion and less than $1.5 billion; and (d) 20% of the gross management fee received by the Adviser for average daily net assets equal to or in excess of $1.5 billion. The "average daily net assets" of the Fund shall be determined on the basis set forth in the Fund's Prospectus or otherwise consistent with the 1940 Act and the regulations promulgated thereunder. The Sub-Adviser will receive a pro rata portion of such fee for any periods in which the Sub-Adviser advises the Fund less than a full month. The Fund shall not be liable to the Sub-Adviser for the Sub-Adviser's compensation hereunder. Calculations of the Sub-Adviser's fee will be based on average net asset values as provided by the Adviser.

     In the event that, and each time that, prior to the fifth anniversary of the effective date of this Agreement (the "Effective Date"), George P. Fraise, Gordon M. Marchand or any person designated as a co-portfolio Manager in the Fund's prospectus (collectively, a "Co-portfolio Manager") ceases employment with the Sub-Adviser, the month fee paid to the Sub-Adviser shall be reduced by 20% of the fee that the Sub-Adviser would otherwise earn for such monthly period under this Agreement until the Sub-Adviser retains a new Co-portfolio Manager as a substitute for the departed portfolio manager. In the event that, and each time that, prior to the fifth anniversary of the Effective Date, the Sub-Adviser does not have an analyst reasonably acceptable to the Adviser, supporting the Co-portfolio Managers in the management of the Fund, the monthly fee paid to the Sub-Adviser shall be reduced by 10% of the fee that the Sub-Adviser would otherwise earn for such monthly period under this Agreement until the Sub-Adviser retains an analyst reasonably acceptable to the Adviser. No such substitute Co-portfolio Manager shall be selected without the written consent of the Adviser, which consent shall not be unreasonably withheld. A pro rata adjustment shall be made with respect to any month during which such condition existed only for a portion of such month.

     5. Other Activities of the Sub-Adviser and Its Affiliates. Nothing herein contained shall prevent the Sub-Adviser or any associate of the Sub-Adviser from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity. It is understood that officers, directors and employees of the Sub-Adviser or its affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, to other investment advisory clients of the Sub-Adviser or its affiliates and to said affiliates themselves.

     6. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Sub-Adviser nor any of its investment management subsidiaries nor any of such investment management subsidiaries' directors, officers or employees will act as principal or agent or receive any commission, except as may be permitted by the 1940 Act and rules and regulations promulgated thereunder. The Sub-Adviser shall not knowingly recommend that the Fund purchase, sell or retain securities of any issuer in which the Sub-Adviser has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction.

     Nothing herein contained shall limit or restrict the Sub-Adviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The Trust and Fund acknowledge the Sub-Adviser and its officers, affiliates, and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of hereunder. The Sub-Adviser shall have no obligation to acquire with respect to the Fund, a position in any investment which the Sub-Adviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if in the sole discretion of the Sub-Adviser, it is not feasible or desirable to acquire a position in such investment on behalf of the Fund. Nothing herein contained shall prevent the Sub-Adviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

     7. No Partnership or Joint Venture. The Trust, the Fund, the Adviser and the Sub-Adviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them. The Sub-Adviser is an independent contractor and is not an agent of either the Adviser or the Fund.

     8. Name of the Trust and the Fund. The Trust and the Fund may use the name "John Hancock" or any name or names derived from or similar to the names "John Hancock Advisers, LLC." or "John Hancock Life Insurance Company" only for so long as the Investment Management Contract remains in effect. At such time as such agreement shall no longer be in effect, the Trust and the Fund will (to the extent that they lawfully can) cease to use such a name or any other name indicating that the Fund is advised by or otherwise connected with the Adviser. The Fund acknowledges that it has adopted the name John Hancock U.S. Global Leaders Growth Fund through permission of John Hancock Life Insurance Company, a Massachusetts insurance company, and agrees that John Hancock Life Insurance Company reserves to itself and any successor to its business the right to grant the nonexclusive right to use the name "John Hancock" or any similar name or names to any other corporation or entity, including but not limited to any investment company of which John Hancock Life Insurance Company or any subsidiary or affiliate thereof shall be the investment adviser.

     9. Limitation of Liability of Sub-Adviser. The Sub-Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser, the Trust, the Fund or any of their affiliates as a result of any error of judgment or mistake of law by the Sub-Adviser with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser for, and the Sub-Adviser shall indemnify and hold harmless the Adviser, the Trust, the Fund and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, the "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnities may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (a) the Sub-Adviser's causing the Fund to be in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Fund's Prospectus or Statement of Additional Information or any written policies, procedures, guidelines or instructions provided in writing to the Sub-Adviser by the Trustees or the Adviser, (b) the Sub-Adviser's causing the Fund to fail to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company, or (c) the Sub-Adviser's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

     10. Duration and Termination of this Agreement. This Agreement shall remain in force until June 30, 2005; provided that this Agreement shall terminate unless its continuance is approved prior to June 30, 2005 and annually thereafter in the manner required by the 1940 Act or the rules and interpretive positions of the SEC under the 1940 Act. This Agreement may, on 30 days' written notice, be terminated at any time without the payment of any penalty by the Trust or the Fund by vote of a majority of the outstanding voting securities of the Fund, by the Trustees or the
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Adviser and may be terminated upon 90 days written notice by the Sub-Adviser.
Termination of this Agreement with respect to the Fund shall not be deemed to terminate or otherwise invalidate any provisions of any contract between the Sub-Adviser and any other series of the Trust. This Agreement shall automatically terminate in the event of its assignment or upon termination of the Investment Management Contract. In interpreting the provisions of this
Section 10, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "assignment," "interested person" or "voting security"), shall be applied.

     11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved in the manner required by the 1940 Act or the rules and interpretive positions of the SEC under the 1940 Act.

     12. Provision of Certain Information by the Sub-Adviser. The Sub-Adviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

     a. the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

     b. the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Fund (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws (including, but not limited to, promptly notifying the Adviser in writing of any SEC examinations of the Sub-Adviser and the Sub-Adviser promptly providing to the Adviser a copy of any and all SEC exam findings together with a copy of the Sub-Adviser's responses thereto);

     c. the controlling stockholder or senior management of the Sub-Adviser changes, there is otherwise an actual change in control (whether through sale of all or substantially all the assets of the Sub-Adviser or a material change in management of the Sub-Adviser) or an "assignment" (as defined in the 1940 Act) has or is proposed to occur;

     d. any occurrence of any event that would disqualify the Sub-Adviser from serving as a Sub-Adviser with respect to the Fund; or

     e. any representation of the Sub-Adviser under this Agreement is no longer true in all material respects.

     13. Representations and Acknowledgements of Sub-Adviser. The Sub-Adviser hereby warrants and represents to the Adviser that (i) it has obtained all applicable licenses, permits, registrations and approvals that may be required in order to serve in its designated capacities with respect to the Fund, including, but not limited to registration under the Advisers Act, and shall continue to keep current such license, permits, registrations and approvals for so long as this Agreement is in effect and shall comply in all material respects with all laws applicable to its operations during the term of this Agreement;
(ii) it is not prohibited by the Advisers Act or other applicable laws and regulations from performing the services contemplated by this Agreement; and
(iii) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Sub-Adviser and is a valid and binding agreement of the Sub-Adviser enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies.

     The Sub-Adviser represents that it has provided the Adviser with a complete copy of its Form ADV as currently in effect and will promptly provide the Adviser with copies of all amendments and supplements thereto. Such ADV, as amended and supplemented from time to time, does not and shall not contain a material misstatement of the information required to be stated therein.

     The Sub-Adviser has reviewed the Registration Statement, and any amendments or supplements thereto, of the Fund as filed with the SEC and represents and warrants that with respect to disclosure about the Sub-Adviser or information relating directly or indirectly to the Sub-Adviser, such Registration Statement, amendment and/or supplement contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact that was required to be stated therein or necessary to make the statements contained therein not misleading.

     14. Representations and Acknowledgements of Adviser. The Adviser hereby warrants and represents to the Sub-Adviser that (i) it has obtained all applicable licenses, permits, registrations and approvals that may be required in order to serve in its designated capacities with respect to the Fund, including, but not limited to registration under the Advisers Act, and shall continue to keep current such license, permits, registrations and approvals for so long as this Agreement is in effect; and (ii) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Adviser and is a valid and binding agreement of the Adviser enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies.

     The Adviser represents that it has provided the Sub-Adviser with a complete copy of its Form ADV as currently in effect and will promptly provide the Sub-Adviser with copies of all amendments and supplements thereto. Such ADV, as amended and supplemented from time to time, does not and shall not contain a material misstatement of the information required to be stated therein.

     The Adviser has reviewed the Registration Statement, and any amendments or supplements thereto, of the Fund as filed with the SEC and represents and warrants that with respect to disclosure about the Adviser or information relating directly or indirectly to the Adviser, such Registration Statement, amendment and/or supplement contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact that was required to be stated therein or necessary to make the statements contained therein not misleading.

     15. Insurance. The Sub-Adviser will maintain at all times insurance coverage for errors and omissions from a nationally recognized insurance company with a claims paying rating of at least AA (or equivalent) in an amount of coverage not less than $1 million (including a deductible not in excess of $100,000) and other terms to which the Adviser shall not reasonably object. JHA shall have the right to require SGA to increase the amount of such insurance coverage (and to specify the amount of such increase) and/or to add JHA and/or the Fund as co-insureds under the policy, and SGA shall effect such changes in insurance coverage requested by JHA within 90 days of receiving notice of the request from JHA. Upon execution of the Subadvisory Agreement, SGA shall deliver to JHA an insurance binder which contains an endorsement providing at least 30 days advance notice of amendment or cancellation of such insurance. Such notice shall be provided directly from the insurance company to JHA.

     16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

     17. Severability. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be deemed invalid or unenforceable in whole or in part.

     18. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name John Hancock Capital Series is the designation of the Trustees under the Amended and Restated Declaration of Trust dated February 28, 1992, as amended from time to time. The Declaration of Trust has been filed with the Secretary of The Commonwealth of Massachusetts. The obligations of the Trust and the Fund are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the Fund's property shall be bound. The Trust or the Fund shall not be liable for the obligations of any other series of the Trust.

     Any information supplied by the Sub-Adviser, which is not otherwise in the public domain, in connection with the performance of its duties hereunder is to be regarded as confidential and for use only by the Fund and/or its agents, and only in connection with the Fund and its investments. Any information supplied by the Trust or the Advisor, which is not otherwise in the public domain, in connection with the Fund or the Adviser is to be regarded as confidential and for use only by the Sub-Adviser and/or its agents, and only in connection with the Sub-Adviser's services under this Agreement. Any party in receipt of confidential information shall use reasonable precautions (substantially identical to those used in safeguarding of its own confidential information) that its directors/trustees, officers, employees and advisors abide by these confidentiality provisions. Each of the Trust, the Adviser and the Sub-Adviser acknowledge that the restrictions contained in this Section 17(b) are necessary for the protection of the business of the other parties hereto and are considered to be reasonable for such purpose. Each of the Trust, the Adviser and Sub-Adviser agree that any breach of this Section 17(b) is likely to cause the other parties hereto substantial and irrevocable damage and therefore, in the event of such breach, in addition to any other remedies it may have at law or in equity, the non-breach party shall be entitled to specific performance and other injunctive relief. The provisions of this Section 18(b) shall survive any termination of this Agreement.

     This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior oral and written negotiations, commitments and understandings between the parties; provided that this Agreement shall not supercede or modify the obligations of the Adviser and the Sub-Adviser under the Master Agreement, which obligations shall remain in full force and effect.


                                    Yours very truly,

                                    JOHN HANCOCK CAPITAL SERIES on behalf of
                                    John Hancock U.S. Global Leaders Growth Fund

                                    By: /s/Maureen F. Goldfarb
                                    --------------------------



The foregoing contract
is hereby agreed to as
of the date hereof.

SUSTAINABLE GROWTH                  JOHN HANCOCK ADVISERS, LLC
ADVISERS, LP

By: /s/Gordon M. Marchand           By: /s/Susan S. Newton
-------------------------           ----------------------
Name: Gordon M. Marchand            Name: Susan S. Newton





By: /s/George Fraise
--------------------
Name: George Fraise





By: /s/Robert Rohn
------------------
Name: Robert Rohn